Exhibit 10(j)
SYSCO CORPORATION
2005 NON-EMPLOYEE DIRECTORS STOCK PLAN
RESTRICTED STOCK AWARD AGREEMENT
          This Restricted Stock Award Agreement (“Agreement”) was made and entered into as of                      (“Date of Grant”), by and between Sysco Corporation, a Delaware corporation (hereinafter “SYSCO”), and «FirstName» «LastName», a director of SYSCO (hereinafter “Director”).
W I T N E S S E T H:
          WHEREAS, the Board of Directors of SYSCO has adopted, and SYSCO’s stockholders have approved, the Sysco Corporation 2005 Non-Employee Directors Stock Plan (the “Plan”), the purpose of which is to promote the interests of SYSCO and its stockholders by enhancing SYSCO’s ability to attract and retain the services of experienced and knowledgeable directors and by encouraging such directors to acquire an increased proprietary interest in SYSCO through the ownership of common stock, $1.00 par value, of SYSCO (“Common Stock”); and
          WHEREAS, the Plan provides that non-employee directors may receive awards of restricted shares of SYSCO Common Stock; and
          WHEREAS, Director desires to continue to serve on the Board of Directors of SYSCO and to accept an award of restricted stock in accordance with the terms and provisions of the Plan and this Agreement;
          NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:
1.      GRANT OF RESTRICTED STOCK AWARD.
          SYSCO, as authorized by the Board of Directors, hereby grants to Director                      shares of restricted Common Stock (the “Restricted Stock Award”) pursuant to the provisions of the Plan. The Restricted Stock Award shall be subject to vesting as set forth in the Plan and summarized below:
(a)	of the Restricted Stock Award shall vest on the anniversary of the Date of Grant.

(b)	An additional of the Restricted Stock Award shall vest on the anniversary of the Date of Grant.

(c)	The final of the Restricted Stock Award shall vest on the anniversary of the Date of Grant.

(d)	Any unvested portion of a Restricted Stock Award shall vest upon the occurrence of a Change in Control. For purposes of this Agreement, “Change in Control” means that a person or persons who are acting together for the purpose of acquiring an equity interest in SYSCO acquire beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 20% or more of the outstanding Common Stock.

2.      RESTRICTION ON TRANSFER.
          The restricted Common Stock granted as a Restricted Stock Award and this Agreement shall not be sold, pledged, assigned, transferred, or encumbered prior to the time the Restricted Stock Award vests as described herein.
3.      DEPOSIT WITH SYSCO.
          Each certificate of Restricted Stock Award awarded hereunder shall be registered in the name of the Director and left, prior to its vesting, on deposit with SYSCO with a stock power endorsed in blank. Each such certificate will contain the following legend:
The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the SYSCO Corporation 2005 Non-Employee Directors Stock Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from SYSCO Corporation.
4.      CERTAIN RIGHTS OF DIRECTOR.
          Except as otherwise set forth herein, Director, as owner of shares of restricted Common Stock granted as a Restricted Stock Award, shall have all the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive all dividends paid with respect to such shares; provided, that all such rights shall be forfeited in respect to any portion of the Restricted Stock Award as of the date all or any portion of such award is forfeited.
5.      CESSATION OF SERVICE.
          Except as set forth below and unless otherwise determined by the Board, if Director ceases to be a Non-Employee Director (as defined in the Plan) prior to the vesting of any portion of the Restricted Stock Award, Director shall forfeit the portion of the Restricted Stock Award which is not vested on the date he ceases to be a Non-Employee Director; provided, however, that unless otherwise determined by the Board, if (a) Director serves out his or her term but does not stand for re-election at the end thereof, or (b) Director shall retire from service on the Board (for reasons other than death) prior to the expiration of his or her term and on or after the date he or she attains age 71, Director’s Restricted Stock Award shall remain in effect and vest, as if Director had remained a Non-Employee Director of SYSCO. Upon the death of Director, any unvested portion of the Restricted Stock Award shall vest.
6.      ADJUSTMENT TO AWARD IN CERTAIN EVENTS.
          In the event of a change in the capitalization of SYSCO due to a stock split, stock dividend, recapitalization, merger, consolidation, combination, or similar event, the aggregate shares subject to this Agreement shall be adjusted to reflect such change.
7.      NO COMPROMISE WITH REGULATORY AUTHORITY.
          Notwithstanding any other provision of this Agreement, Director agrees that SYSCO shall not be obligated to deliver any shares of Common Stock, if counsel to SYSCO determines such delivery would violate any law or regulation of any governmental authority or agreement between SYSCO and any national securities exchange upon which the Common Stock is listed.

8.      PLAN CONTROLS.
          In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document.
9.      END OF RESTRICTIONS; DELIVERY OF STOCK.
          If all terms and conditions of this Agreement are complied with in full, all restrictions on the Restricted Stock Award referred to herein shall lapse and the Director shall receive the certificate representing such Restricted Stock.
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SYSCO CORPORATION
/s/ RICHARD J. SCHNIEDERS

By: Richard J. Schnieders Chairman, Chief Executive Officer and President

DIRECTOR «FirstName» «LastName»

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